SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
   [X]  Definitive Proxy Statement                   the Commission Only (as
   [  ] Definitive Additional Materials              permitted by Rule 14a-
   [  ] Soliciting Material Pursuant to Section      6(e)(2))
        240.14a-11(c) or Section 240.14a-12

                           SCHULTZ SAV-O STORES, INC.
                (Name of Registrant as Specified in its Charter)

                         ______________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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        4)  Date Filed:

                           Schultz Sav-O Stores, Inc.
                               2215 Union Avenue
                           Sheboygan, Wisconsin 53081
                         ______________________________

                  NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 1995

             TO THE SHAREHOLDERS OF SCHULTZ SAV-O STORES, INC.:

             NOTICE IS HEREBY GIVEN that the 1995 annual meeting of shareholders of Schultz Sav-O Stores, Inc., a Wisconsin corporation ("Company"), will be held at the John Michael Kohler Arts Center, 608 New York Avenue, Sheboygan, Wisconsin, on Wednesday, May 10, 1995, at 3:00 p.m., for the following purposes:

             1.   To elect three directors for three-year terms.

             2. To approve the Schultz Sav-O Stores, Inc. 1995 Equity Incentive Plan.

             3. To ratify the Board of Directors' selection of the Company's 1995 independent auditors.

             4. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

             Only holders of record of Common Stock at the close of business on March 22, 1995 will be entitled to notice of, and to vote at, the annual meeting.

             It is desirable that as many shareholders as possible be represented at the meeting, in person or by proxy. Even if you expect to attend the meeting in person, please complete, date, sign and mail the accompanying proxy in the enclosed postage paid envelope. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting. Your attention is directed to the attached Proxy Statement and accompanying proxy.

                                 On Behalf of the Board of Directors



                                 John H. Dahly
                                 Executive Vice President,
                                      Treasurer and Secretary
   Sheboygan, Wisconsin
   March 27, 1995

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN IMMEDIATELY IN THE ENVELOPE PROVIDED.

                           Schultz Sav-O Stores, Inc.

                                 _______________

                                 PROXY STATEMENT
                                 _______________

                                       For
                       1995 Annual Meeting of Shareholders
                             To Be Held May 10, 1995

                               GENERAL INFORMATION

             This Proxy Statement and accompanying proxy are being furnished to the shareholders of Schultz Sav-O Stores, Inc., a Wisconsin corporation ("Company"), beginning on or about March 27, 1995 in connection with the solicitation by the Board of Directors of the Company ("Board") of proxies for use at the Company's 1995 annual meeting of shareholders to be held at the John Michael Kohler Arts Center, 608 New York Avenue, Sheboygan, Wisconsin, on Wednesday, May 10, 1995, at 3:00 p.m., and at any adjournment thereof ("Meeting"), for the purposes set forth in the attached Notice of 1995 Annual Meeting of Shareholders and in this Proxy Statement.

             Only record holders of outstanding shares of the Company's Common Stock ("Common Stock") as of the close of business on March 22, 1995 ("Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, 2,418,789 shares of Common Stock were outstanding. The record holder of each outstanding share of Common Stock as of the Record Date is entitled to one vote per share for each proposal submitted for shareholder consideration at the Meeting.

             A proxy, in the accompanying form, which is properly executed, duly returned to the Company or its authorized representatives or agents and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the shares represented thereby will be voted FOR the Board's three nominees for director, FOR approval of the Schultz Sav-O Stores, Inc. 1995 Equity Incentive Plan, FOR ratification of the Board's selection of the Company's 1995 independent auditors and on such other matters which may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy. Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy.
   Each proxy granted may be revoked by the person giving it at any time before its exercise by giving written notice to such effect to the Company's Secretary or the Company's authorized representatives or agents at the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

                              ELECTION OF DIRECTORS

             Three members of the Board are to be elected at the Meeting for three-year terms to expire at the Company's 1998 annual meeting of shareholders. James H. Dickelman, Thomas H. Fox and Bernard S. Kubale are the Board's nominees for such directorships.

             It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board's three nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board's three nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

             Certain information about the Board's nominees and its continuing members is set forth below. Unless otherwise indicated, all occupations listed are or were with the Company.

                         THE BOARD RECOMMENDS A VOTE FOR
             JAMES H. DICKELMAN, THOMAS H. FOX AND BERNARD S. KUBALE

                                                                                Common Stock
                                                                           Beneficially Owned <F1>
      Name and Age        Current Principal Occupation     Director Since     Shares      Percent

                           Class III - Nominees for Terms to Expire in 1998

    James H. Dickelman    Chairman of the Board,                1978          91,787       3.7%
         47                 President and Chief
                            Executive Officer

    Thomas H. Fox         Senior Vice President-                1978          49,505       2.0%
         53                 Director of Retail
                            Operations

    Bernard S. Kubale     Partner in the law firm of            1962           1,262         *
         66                  Foley & Lardner

                            Class I - Directors Whose Terms Expire in 1996

    John H. Dahly         Executive Vice President,             1984          40,565       1.7%
         54                 Chief Financial Officer,
                            Treasurer and Secretary

    Martin Crneckiy, Jr.  Executive Vice President and          1989           1,200         *
         49                 Chief Financial Officer of
                            The Vollrath Company
                            (manufacturer of stainless
                            steel and plastic wares and
                            light equipment for the
                            international food service
                            industry)

    R. Bruce Grover       President and Chief Executive         1989           1,000         *
         59                 Officer of Vinyl Plastics,
                            Inc. (manufacturer of solid
                            vinyl floor products, custom
                            extruded sheets and sound
                            barrier materials for
                            automotive applications)

                           Class II - Directors Whose Terms Expire in 1997

    Howard C. Dickelman   Retired; formerly Chairman            1959         153,550       6.3%
         75                 of the Board

    Michael R. Houser     Senior Vice President-                1992          32,635       1.3%
         43                 Director of Marketing and
                            Merchandising

   ____________
   * Less than 1%.

   <F1> Individuals have sole voting and investment power over all shares listed.  Shares owned separately by wives and certain adult children are not included and beneficial ownership of such shares is disclaimed, including 22,830 shares owned by a revocable trust for the benefit of Howard C. Dickelman's wife, 2,337 shares owned by James H. Dickelman's adult son,
        2,937 shares owned by James H. Dickelman's adult daughter and 492 shares owned by John H. Dahly's wife.  James H.
        Dickelman also disclaims beneficial ownership of the 153,550 and 22,830 shares held by Howard C. Dickelman and his wife, respectively, pursuant to separate revocable trusts, over each of which he serves as co-trustee.  Such disclaimed shares are not included in James H. Dickelman's share totals set forth above.  The figures include the following shares allocated to the accounts of certain directors (who are also officers) in the Schultz Sav-O Stores Retirement Savings
        Plan ("Retirement Savings Plan") as of December 31, 1994, over which such individuals retain sole investment power and shared voting power, as described under "Principal Shareholders":  James H. Dickelman, 31,626; John H. Dahly, 6,870;
        Michael R. Houser, 9,153; and Thomas H. Fox, 28,575.  The figures also include the following shares issuable under stock options exercisable within 60 days of the Record Date:  James H. Dickelman, 42,800; John H. Dahly, 27,317; Michael R.
        Houser, 20,967; and Thomas H. Fox, 19,300.  See "Executive Compensation--Stock Options."

             During the last five years, all directors have held the same or a similar position with the Company or other employer as described in the table above. James H. Dickelman is the son of Howard C. Dickelman.

             Bernard S. Kubale retired as the Chairman and Chief Executive Officer of Foley & Lardner as of January 31, 1994. He currently serves as a director of Banta Corporation (printing and graphic arts) and Consolidated Papers, Inc. (manufacturer of coated printing papers).

             During 1994, the Board held eight meetings. The Board has an Audit Committee consisting of Bernard S. Kubale (Chairman), Martin Crneckiy, Jr., R. Bruce Grover and Howard C. Dickelman. In 1994, the Audit Committee met twice. The principal functions of the Audit Committee are to meet with the Company's independent auditors to review the scope and results of their audit; to review the adequacy of the financial and accounting control mechanisms used by the Company; and to approve the performance of any nonaudit professional services by the Company's independent auditors. The Board also has a Compensation and Stock Option Committee consisting of Bernard S. Kubale (Chairman), Martin Crneckiy, Jr., R. Bruce Grover and Howard C. Dickelman. The principal functions of the Compensation and Stock Option Committee, which met seven times in 1994, are to evaluate and establish compensation and benefit levels for the Company's officers, including administering the Company's stock option plans. The Board's Nominating Committee recommends criteria for selection to the Board, helps determine potential Board candidates and reviews Board compensation policies. Members of the Nominating Committee include James
   H. Dickelman (Chairman), John H. Dahly, Bernard S. Kubale, R. Bruce Grover, Martin Crneckiy, Jr. and Howard C. Dickelman. The Nominating Committee did not meet in 1994, but did meet once in January 1995.
   Written shareholder recommendations for director candidates, including appropriate background information, will be kept on file by the Company and considered by the Nominating Committee.


                             PRINCIPAL SHAREHOLDERS

             The following table sets forth certain information as of the Record Date regarding the beneficial ownership of Common Stock held by (i) each person or entity known to the Company who beneficially owned 5% or more of the Common Stock; (ii) each executive officer of the Company who is named in the Summary Compensation Table set forth below under "Executive Compensation--Summary Compensation Information;" and (iii) all current directors and executive officers of the Company as a group.
   Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

         Name of Shareholder or Group        Shares       Percent

   Schultz Sav-O Stores Retirement
      Savings Plan(1)                         462,022      19.1%
   Neuberger & Berman (2)                     233,200       9.6%
   Delaware Management Company, Inc.(3)       206,200       8.5%
   Howard C. Dickelman (4)                    153,550       6.3%
   Dimensional Fund Advisors Inc.(5)          129,500       5.4%
   James H. Dickelman (6)                      91,787       3.7%
   John H. Dahly (6)                           40,565       1.7%
   Michael R. Houser (6)                       32,635       1.3%
   All directors and executive officers
     as a group (15 persons) (7)              489,578      19.0%
   ____________

   (1) The share amount listed is derived from the amended Schedule 13G dated as of January 28, 1995 filed with the Securities and Exchange Commission ("SEC") and the Company. The listed shares were held by Marshall & Ilsley Trust Company ("M&I"), as trustee for the Retirement Savings Plan. A Plan Administrative Committee, consisting of James H. Dickelman, John H. Dahly, Thomas H. Fox, Armand C. Go and Daniel L. Weigel, administers the Retirement Savings Plan and shares voting power for the shares listed with the participants in the Retirement Savings Plan in that the Committee is entitled to vote all shares for which no voting instructions are received from participants. The Retirement Savings Plan participants have investment power over the listed shares held by the Retirement Savings Plan which are allocated to their accounts. The address of M&I is 1000 North Water Street, Milwaukee, Wisconsin 53202. The address for the individual members of the Committee is c/o Schultz Sav-O Stores, Inc., 2215 Union Avenue, Sheboygan, Wisconsin 53081. See "Executive Compensation -- Report on Executive Compensation."

   (2) The share amount listed is from the Schedule 13G dated as of February 10, 1995 filed with the SEC and the Company. The address of Neuberger & Berman is 605 Third Avenue, New York, New York 10158-3698.

   (3) The share amount listed is from the Schedule 13G dated as of January 31, 1995 filed with the SEC and the Company. The address of Delaware Management Company, Inc. is 1818 Market Street, Philadelphia, Pennsylvania 19103.

   (4) The address for Mr. Dickelman is c/o Schultz Sav-O Stores, Inc., 2215 Union Avenue, Sheboygan, Wisconsin 53081. The share amount listed for Mr. Dickelman has been derived from his amended Schedule 13G dated as of January 29, 1995 filed with the SEC and the Company. See footnote (1) to the table set forth under "Election of Directors."

   (5) The share amount listed is from the Schedule 13G dated as of January 31, 1995 filed with the SEC and the Company. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

   (6) See footnote (1) to the table set forth under "Election of Directors" for certain additional information concerning the beneficial ownership of Common Stock by James H. Dickelman, John H. Dahly and Michael R. Houser, respectively.

   (7) The share amount listed includes 160,367 shares issuable under stock options exercisable within 60 days of the Record Date and 137,191 shares beneficially held by current directors and executive officers in the Retirement Savings Plan, but excludes 28,596 shares as to which beneficial ownership is disclaimed by certain of such individuals. See footnote (1) to the table set forth under "Election of Directors" and footnote (1) above for additional information.

                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

             The Compensation and Stock Option Committee of the Board ("Committee") evaluates and establishes the compensation of the Company's executive officers. The Committee's executive compensation policies and practices generally reflect the Company's efforts to attract, motivate and retain the Company's executive officers by providing a total compensation package based on corporate and personal performance and which is competitive within the Company's industry. Executive officers' compensation has historically been comprised of salary, stock option grants and corporate contributions to the Company's profit sharing plan. Effective beginning in 1995, the Committee has adopted an Officer Annual Incentive Plan ("Incentive Plan") intended to motivate high achievement of annual corporate financial performance goals for the economic benefit of all shareholders by rewarding executive officers individually and as a team for the achievement of such goals. The Incentive Plan provides for the establishment of a variable bonus pool based on the Company's achievement of certain specified levels of economic value added. For purposes of the Incentive Plan, economic value added will be determined by calculating the difference between the Company's annual net earnings after tax and a pre-established target threshold investment return based on the Company's weighted average cost of capital. Ten percent of the resulting economic value added for the year will be placed in the incentive pool, together with 5% of any increase in the current year's economic value added over the prior year's economic value added. The resultant total incentive pool will then be distributed 50% to all executive officers pro rata according to relative salary levels and 50% based on each officer's relative achievement of pre-established individual and group performance goals. If the Incentive Plan would have been in effect for 1994, a total bonus pool of approximately $107,200 would have been established.

             The Committee adjusts each executive officer's salary, including the salary of James H. Dickelman, the Chairman of the Board, President and Chief Executive Officer of the Company, at the end of each fiscal year for the forthcoming fiscal year. Although the Committee does not set specific objective performance criteria upon which it bases its salary adjustment decisions, the Committee analyzes and evaluates the Company's relative sales, earnings, return on sales, cost and expense levels, and balance sheet strength for the year then ending compared to the Company's historical results, as well as to the current trends and results within the Company's industry. Based on such analysis and evaluation, the Committee subjectively determines Mr. Dickelman's and the other executives' salaries, in conjunction with the other elements of each such executive's compensation package, to fall generally within a range of 15% of the estimated market values of the average salaries and compensation packages of similarly situated executives at other generally comparable food wholesalers and retailers, including several companies included in the Company's stock performance peer group index. Variations within or outside of that range for each officer are based on the Committee's evaluation of the Company's and the individual's relative performance and achievements for the past year. For executive officers other than Mr. Dickelman, the Committee considers the compensation recommendations of Mr. Dickelman. In establishing salary levels for 1995, including Mr. Dickelman's, the Committee considered specifically that the Company surpassed its announced goal of achieving after-tax earnings of 1.2% on sales for 1994. Also, the Committee noted the reductions in 1994 expense levels resulting from the Company's continued successful strategy of converting corporate stores into franchise units and emphasizing wholesale over retail sales.

             Stock option grants to executive officers are generally made annually each January by the Committee and are based principally on the executive officer's relative position at the Company, his existing and anticipated ability to directly impact corporate performance, compensation, seniority, grants made in the past, options held and stock ownership. Each executive officer's individual initiatives and achievements within the Company over the prior year also affect the level of such officer's option grants. The Company's 1990 Stock Option Plan, and the proposed 1995 Equity Incentive Plan, are intended to promote the best interests of the Company and its shareholders by providing key employees with the opportunity to acquire, or increase their, ownership interests in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. Options have historically been granted at 100% of the Common Stock's fair market value on the date of grant, have a term of not to exceed seven years and vest in increments of one-third on each of the first, second and third anniversaries of the grant date. Since the economic value of stock options is inherently dependent upon the level of future price appreciation of the underlying Common Stock, stock options granted by the Committee will only provide executive officers with value to the extent the price of the Common Stock increases above the option exercise price on the grant date. Thus, the Committee believes that stock option grants help better align the economic interests of the Company's management with its shareholders. If the proposed 1995 Equity Incentive Plan is approved by shareholders at the Meeting, the Committee will have additional flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options. See "1995 Equity Incentive Plan." However, the Committee continued its historical practice of granting stock options at its January 1995 meeting. Such options were granted on terms substantially identical to past practice.

             The Retirement Savings Plan is a qualified profit sharing plan which provides for supplemental income at retirement for all salaried employees of the Company who meet the service requirement (generally, one complete calendar year of service with the Company). The retirement benefits provided by the Retirement Savings Plan for each participant are based upon the value of the participant's account balance at retirement. The Retirement Savings Plan requires the Company to make an annual basic contribution which, when added to forfeitures for the year, is equal to 5% of the participant's salary for the year, plus an additional aggregate discretionary contribution as determined by the Board based on corporate performance and other factors. Basic contributions are allocated to each participant's account on the basis of the participant's eligible total compensation compared to the compensation of all participants for such year. Discretionary contributions are allocated in the same way, except that Company contributions to Social Security benefits are taken into account in determining allocations of discretionary contributions. The Company's discretionary contribution to the Retirement Savings Plan in 1994 was approximately 4.2% of each participant's eligible compensation. Effective as of January 1, 1995, the Retirement Savings Plan permits pretax employee contributions pursuant to Internal Revenue Code Section 401(k). The Company provides a 25% matching contribution on pretax employee contributions up to 4% of pay. Most of the Company's executive officers (including all of the named executive officers set forth below) have typically invested all, or a substantial portion, of their annual Retirement Savings Plan allocations in shares of Common Stock. At the end of fiscal 1994, the Company's 11 executive officers as a group held 137,191 shares, or 5.7%, of the total outstanding Common Stock on the Record Date, in their accounts under the Retirement Savings Plan. See "Principal Shareholders."

             Effective beginning in 1994, the Company implemented the Executive Benefit Restoration Plan, an unfunded supplemental benefit pension plan intended to provide benefits otherwise denied to participants under the Retirement Savings Plan by reason of limitations imposed by the Internal Revenue Code. The Executive Benefit Restoration Plan provides benefit accruals on pay in excess of the amount able to be recognized by the Retirement Savings Plan ("excess compensation") equivalent to the rate of Company basic and discretionary contributions made under the Retirement Savings Plan for the year. Participants with excess compensation are also permitted to voluntarily defer compensation, and receive Company matching contributions, in amounts equivalent to the rates of deferral and matching available to them under the Retirement Savings Plan.

             Given the levels of compensation and benefits provided currently to the named executive officers, the Committee does not believe it is necessary to conform or adjust its compensation policies, plans or practices to comply with the $1 million executive compensation deductibility cap imposed by Internal Revenue Code Section 162(m).

             By the Compensation and Stock Option Committee:

              Bernard S. Kubale, Chairman     Martin Crneckiy, Jr.
                   Howard C. Dickelman           R. Bruce Grover

   Summary Compensation Information

             The following table sets forth certain information concerning compensation paid by the Company for its last three fiscal years to the Company's Chief Executive Officer and the other executive officers of the Company who earned over $100,000 in fiscal 1994. The persons named in the table below are hereinafter sometimes referred to as the "named executive officers."


                           Summary Compensation Table

                                                                          Stock Option
         Name and Principal       Fiscal    Annual       Other Annual      Grants<F2>         All Other
              Position             Year     Salary     Compensation<F1>      (shares)     Compensation<F3>

    James H. Dickelman             1994    $205,000        $19,344           12,000            $26,661
       Chairman of the Board,
       President and Chief         1993    $180,000           0               9,000            $23,320
       Executive Officer
                                   1992    $183,200           0               9,000            $22,307

    John H. Dahly                  1994    $117,000        $13,003            5,600            $14,303
       Executive Vice President,
       Chief Financial Officer,    1993    $111,115           0               5,500            $13,139
       Treasurer and Secretary
                                   1992    $106,850           0               5,500            $11,697

    Michael R. Houser              1994    $112,000         $6,929            5,300            $13,544
       Senior Vice President-
       Director of Marketing and   1993    $105,097           0               5,250            $12,250
       Merchandising
                                   1992    $101,575           0               4,500            $10,959

   __________________

   <F1>      Amounts set forth under this column represent payments by the Company of a tax offset bonus on the exercise of stock options by each named executive officer.  See footnote (1) to the table set forth under "Stock Options--Option
             Grants in 1994 Fiscal Year" below for additional information.

   <F2>      Granted at 100% fair market value on the date of grant under the Company's 1990 Stock Option Plan.  See footnote (1)
             to the table set forth under "Stock Options--Option Grants in 1994 Fiscal Year" below for additional information.

   <F3>      For all of the named executive officers other than Mr. Dickelman, amounts set forth under this column represent solely Company contributions to its Retirement Savings Plan for the account of each named executive officer.  For
             Mr. Dickelman, the amounts include benefit accruals under the Company's Executive Benefit Restoration Plan and
             Company contributions to the Retirement Savings Plan.  In 1994, Mr. Dickelman received a benefit accrual of $7,370 under the Company's Executive Benefit Restoration Plan and $19,291 of Company contributions to the Retirement
             Savings Plan.  See "Severance and Change in Control Arrangements" below with respect to certain severance arrangements between the Company and the named executive officers in the event of a "change in control" of the
             Company.

   Stock Options

             The following table sets forth information concerning the grant of stock options under the Company's 1990 Stock Option Plan during fiscal 1994 to the named executive officers.

                        Option Grants in 1994 Fiscal Year

                                              Percentage of
                                              Total Options
                                 Shares      Granted to All
                               Underlying     Employees in       Exercise                      Grant Date
                                Options        1994 Fiscal      Price<F2>                       Present
               Name           Granted<F1>         Year         (per share)   Expiration Date    Value<F3>

    James H. Dickelman           12,000             25.6%         $15.25    January 28, 2001    $59,880
    John H. Dahly                 5,600             12.0%         $15.25    January 28, 2001    $27,944
    Michael R. Houser             5,300             11.3%         $15.25    January 28, 2001    $26,447

   ______________________

   <F1> The options reflected in the table are nonqualified stock options under the Internal Revenue Code and were granted on
        January 28, 1994.  The exercise price of each option granted was equal to 100% of the fair market value of the Common
        Stock on the date of grant, as determined by the Committee.  The options granted vest in increments of one-third on each of the first, second and third anniversaries of the grant date; provided, however, that no options may be exercised more than seven years after the date of grant.  The options are subject to early vesting in the event of the optionee's death, disability or retirement after reaching age 65.  Upon a "change in control" of the Company (as defined in the
        1990 Stock Option Plan), all options then outstanding will become immediately exercisable in full for the remainder of their term and each optionee will have the right for a period of 30 days to require the Company to purchase his outstanding options for cash at the aggregate "acceleration price" for all shares of Common Stock then subject to such options, provided that at least six months has elapsed since the grant date.  A tax offset bonus may, in the discretion of the Committee, be granted in conjunction with all or any part of any nonqualified option granted under the 1990 Stock
        Option Plan, either at the time of the grant of such option or at any time during the term of the option.  Such a bonus would entitle an optionee to receive from the Company a cash payment for purposes of offsetting such optionee's income tax liability as a result of exercising the nonqualified option and receiving the cash bonus.  No tax offset bonuses were initially provided in connection with the named executive officers' grants above.

   <F2> The exercise price of options may be paid in cash, by delivering previously issued shares of Common Stock or any combination thereof.

   <F3> The option values presented are based on the Black-Scholes option pricing model adapted for use in valuing stock options.  The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised.  There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model.  The estimated values under the Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield, including the following:  (a) an assumed United States Treasury bond rate of 6.5%; (b) stock price volatility of 16.9% (based on 36-month stock price history ending January 31, 1994); and (c) a current dividend yield of 1.0%.


             The following table sets forth certain information with respect to the named executive officers concerning their exercise of stock options during the 1994 fiscal year and the value of their unexercised stock options held as of the end of fiscal 1994.

               Aggregated Option 1994 Fiscal Year-End Value Table
                          Number of
                            Shares                          Number of Shares            Value of Unexercised In-
                           Acquired                     Underlying Options at End       the-Money Options at End
                             Upon          Value            of Fiscal 1994                 of Fiscal 19941
            Name           Exercise     Realized<F1>   Exercisable   Unexercisable    Exercisable    Unexercisable
    James H. Dickelman       5,400       $49,950         39,700        21,000          $227,651       $109,500

    John H. Dahly            3,900       $36,075         26,605        11,133          $149,969        $59,756

    Michael R. Houser        2,100       $19,425         19,400        10,300          $110,663        $54,900

    _______________

    <F1> The dollar values were calculated by determining the difference between the fair market value of the underlying shares of Common Stock and the various applicable exercise prices of the named executive officers' outstanding options at exercise or the end of fiscal 1994, respectively.

   Director Compensation

             Directors, other than directors who are Company employees or who receive legal fees for their attendance at Board meetings, are paid an annual retainer of $5,000 plus $300 for each attended Board meeting and committee meeting not held in conjunction with Board meetings.

   Severance and Change in Control Arrangements

             The Company has severance agreements with the named executive officers which provide that, following a "change of control" of the Company (as defined in the severance agreements), such executive officer will be employed for three years in the same position, performing equivalent duties, and at the same location as in effect immediately prior to the change of control. During the employment period, the officer is entitled to receive a salary based upon his compensation rate in effect at the date of change of control (subject to increase by the Committee) and to be included in the Company's benefit plans available to employees of comparable status. If during the employment period the officer's employment is terminated by the Company, other than for "cause" (as defined in the severance agreements) or the officer's disability, or the officer's duties are changed substantially without his written consent and the officer terminates his employment as a result, the officer is entitled to receive a lump sum payment equal to the officer's base salary for the greater of the remainder of the employment period or one year, plus the actuarially determined present value of the benefit accruals that would have been made through the end of the employment period under the Company's retirement plans applicable to the officer. The officer and his eligible dependents are also entitled to coverage under the Company's medical benefit plans through the end of the employment period.

             Additionally, as described in footnote (1) to the table under "Option Grants in 1994 Fiscal Year," upon a "change in control" of the Company, stock options granted to the named executive officers will become fully exercisable and the optionee will then have the right to require the Company to purchase his outstanding options for cash at the aggregate "acceleration price" for all shares of Common Stock subject to such options.

   Compensation and Stock Option Committee Interlocks and Insider
   Participation

             Howard C. Dickelman, a retired former executive officer of the Company, and Bernard S. Kubale, a partner in the law firm which serves as the Company's general counsel, have both been members of the Committee for many years.

                          STOCK PERFORMANCE INFORMATION

             Set forth below is a line graph comparing the quarterly percentage change during the last five years in the Company's cumulative total shareholder return on the Common Stock, compared to the cumulative total return of companies included within The Wilshire 5000 Index and companies in a peer group of food retailers and wholesalers selected in good faith by the Company. The companies comprising the peer group index include: Arden Group, Inc., Delchamps, Inc., Marsh Supermarkets, Inc., Nash Finch Co., Rich Food Holdings, Inc., Seaway Food Town, Inc., Super Food Services, Inc. and Super Rite Corp. The shareholder returns of each of these companies have been weighted based on each such company's relative market capitalization as of the beginning of each period.

                               [PERFORMANCE GRAPH]


                         12/31/89  12/31/90  12/31/91  12/31/92  12/31/93   12/31/94
    Wilshire 5000 Index     100       94        126       137       153       153
    Company Index           100       72         80        83        97       123
    Peer Group Index        100       88         99       122       201       187

                           1995 EQUITY INCENTIVE PLAN

   General

             The purpose of the 1995 Equity Incentive Plan (the "1995 Plan") is to promote the best interests of the Company and its shareholders by providing key employees of the Company with an opportunity to acquire, or increase their, proprietary interest in the Company. It is intended that the 1995 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping or carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

             The Company currently has in effect the 1990 Stock Option Plan. As of the Record Date, a total of 994 shares of Common Stock remained available for the granting of additional options under the 1990 Stock Option Plan. To allow for additional equity-based compensation awards to be made by the Company, the 1995 Plan was adopted by the Board on December 20, 1994 with an effective date of January 30, 1995, subject to approval by the shareholders at the Meeting.

             The following summary description of the 1995 Plan is qualified in its entirety by reference to the full text of the 1995 Plan which is attached to this Proxy Statement as Appendix A.

   Administration

             The 1995 Plan is required to be administered by the Compensation and Stock Option Committee ("Committee"), provided the Committee continues to consist of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Among other functions, the Committee has the authority to establish rules for the administration of the 1995 Plan; to select the key employees of the Company to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards granted to key employees to the extent authorized under the 1995 Plan. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 1995 Plan. Except as otherwise provided in the 1995 Plan, determinations and interpretations with respect thereto and any award agreements thereunder will be in the sole discretion of the Committee, whose determination and interpretations will be binding on all parties. Any key employee of the Company, including any executive officer or employee-director of the Company who is not a member of the Committee, is eligible to receive awards under the 1995 Plan.

   Awards Under the 1995 Plan; Available Shares

             The 1995 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code (the "Code") or nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; and (d) performance shares. The 1995 Plan provides that up to a total of 250,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder. If any shares subject to awards granted under the 1995 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares (assuming the holder of the award did not receive dividends on the shares or exercise other indicia of ownership) will be available for the granting of new awards under the 1995 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

   Terms of Awards

             Options. The exercise price per share of Common Stock subject to an option granted under the 1995 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant.
   The term of an option granted under the 1995 Plan will be as determined by the Committee, provided that the term of an Option may not exceed seven years. Options granted under the 1995 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options will be exercised by payment in full of the exercise price, either in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 1995 Plan will also be required to comply with all other terms of Section 422 of the Code.

             SARs. An SAR granted under the 1995 Plan will confer on the holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 1995 Plan will not be less than the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration) and any other terms and conditions of any SAR granted under the 1995 Plan will be determined by the Committee.

             Restricted Stock. Shares of restricted Common Stock granted to key employees under the 1995 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate.
   The number of shares of Common Stock which may be granted to key employees as restricted stock shall not exceed 25,000 shares (subject to adjustment as described below). Except as otherwise determined by the Committee, upon termination of a key employee's employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee. Under the 1995 Plan, the Committee will have the authority at its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock granted to a key employee.

             Performance Shares. The 1995 Plan also provides for the granting of performance shares to key employees. The Committee will determine the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Performance goals established by the Committee under the 1995 Plan may be based on one or more measures such as return on shareholders' equity, earnings or such other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items. Payment on performance shares held by key employees will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts, with respect to each performance share held by such key employees, equal to the cash dividend paid on a share of Common Stock. Participating key employees shall have no voting rights with respect to performance shares held by them.

             The Committee may at any time adjust performance goals (up or down) in minimum or full performance levels (and any intermediate levels in proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or part any or all remaining restrictions with respect to shares of restricted stock issued in payment of performance shares, if the Committee determines that economic, competitive or other conditions, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company, or the occurrence of other unusual events so warrant.

   Adjustments

             If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock subject to the 1995 Plan and other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock subject to the 1995 Plan and other securities of the Company, or other similar corporate transaction or event affects the shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1995 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares of Common Stock subject to the 1995 Plan and which thereafter may be made the subject of awards; (b) the number and type of shares of Common Stock subject to outstanding awards; and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

   Limits on Transferability

             No award granted under the 1995 Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative. The 1995 Plan also imposes several other restrictions on transferability and exercisability on awards granted thereunder to ensure compliance with Rule 16b-3 under the Exchange Act.

   Amendment and Termination

             The Board may amend, suspend or terminate the 1995 Plan at any time, except that shareholder approval of any amendment to the 1995 Plan must first be obtained if otherwise required by: (a) the rules or regulations under Section 16 of the Exchange Act; (b) the Code or any rules thereunder; or (c) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Common Stock is then traded. Termination of the 1995 Plan shall not affect the rights of key employees with respect to awards previously granted to them, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. No award may be granted under the 1995 Plan after the fifth anniversary of its effective date. The term of awards granted on or prior to such fifth anniversary date, unless otherwise expressly provided, may extend beyond such date.

   Withholding

             Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 1995 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 1995 Plan may be settled with shares of Common Stock except that the key employee may not settle such obligations with shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 1995 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

   Certain Federal Income Tax Consequences

             Stock Options. The grant of a stock option under the 1995 Plan will create no income tax consequences to the key employee or the Company. A key employee who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock had been held for more than one year from the date of exercise.

             In general, a key employee will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

             Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

             Restricted Stock. A key employee will not recognize income upon the award of restricted stock under the 1995 Plan unless the election described below is made. However, an individual who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a key employee prior to the end of the applicable restriction period will constitute ordinary income to the key employee in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

             A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

             Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of cash, shares of Common Stock or other property at the end of the applicable performance period, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares or other property received, except that if the key employee receives an option, shares of restricted stock or SARs in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such other awards. In addition, the key employee will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by the Company with respect to shares of Common Stock. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

   Future Awards

             On January 30, 1995, the Committee granted nonqualified stock options representing 24,600 shares of Common Stock to the named executive officers and 8,900 shares of Common Stock to other eligible key employees at a per share exercise price of $19.50, subject to shareholder approval of the 1995 Plan at the Meeting. Except for the grant of January 30, 1995 to the named executive officers and other key employees, the Company cannot currently determine the awards that may be granted in the future to the named executive officers or key employees under the 1995 Plan. Such determinations will be made from time to time by the Committee. During 1994, options to purchase a total of 46,850 shares were granted to all executive officers under the 1990 Stock Option Plan at a per share exercise price of $15.25. Stock options granted under the 1990 Stock Option Plan to the named executive officers during 1994 are disclosed under the caption "Executive Compensation."

             On March 11, 1995, the last reported sales price per share of the Common Stock on the Nasdaq National Market System was $22.

   Vote Required

             The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Meeting is required to approve the 1995 Plan. Any shares of Common Stock not voted at the Meeting, whether due to broker nonvotes or otherwise (except abstentions), will have no impact regarding the proposal to approve the 1995 Plan. Shares of Common Stock as to which holders abstain from voting will be treated as votes against approval of the 1995 Plan.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE 1995 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 1995 PLAN.


                   RATIFICATION OF AUDITORS AND OTHER MATTERS

             Arthur Andersen LLP has been selected by the Board as the Company's independent auditors for 1995. The Board recommends a shareholder vote FOR ratification of such selection. The affirmative vote of more shares than those voted against such ratification at the Meeting is required for ratification. Under Wisconsin law, any shares of Common Stock which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the ratification of auditors. Arthur Andersen LLP has served as the Company's independent auditors for many years. A representative of Arthur
   Andersen LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

             The election of directors, approval of the 1995 Plan and ratification of the Company's 1995 auditors are the only matters known to the Board which will be presented for shareholder consideration at the Meeting. If any other matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such matters in accordance with their best judgment.

             The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

             UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S 1994 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

             Any shareholder proposal intended for consideration at the 1996 annual meeting of shareholders must be received by the Company no later than November 28, 1995 in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                 By Order of the Board of Directors



                                 John H. Dahly
                                 Executive Vice President,
                                       Treasurer and Secretary


   March 27, 1995

                                                                  APPENDIX A




                           SCHULTZ SAV-O STORES, INC.
                           1995 EQUITY INCENTIVE PLAN

   Section 1.     Purpose

             The purpose of Schultz Sav-O Stores, Inc. 1995 Equity Incentive Plan (the "Plan") is to promote the best interests of Schultz Sav-O Stores, Inc. (the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

   Section 2.     Definitions

             As used in the Plan, the following terms shall have the respective meanings set forth below:

             (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

             (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

             (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

             (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             (e)  "Commission" shall mean the Securities and Exchange
   Commission.

             (f) "Committee" shall mean the Compensation and Stock Option Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

             (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

             (h) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

             (i)  "Incentive Stock Option" shall mean an option granted under
   Section 6(a) of the Plan that is intended to meet the requirements of
   Section 422 of the Code (or any successor provision thereto).

             (j) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee in its discretion.

             (k) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

             (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

             (m) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

             (n) "Performance Period" shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

             (o)  "Performance Share" shall mean any right granted under
   Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

             (p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

             (q) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

             (r) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

             (s)  "Restricted Stock" shall mean any Share granted under
   Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

             (t) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

             (u) "Shares" shall mean shares of common stock of the Company, $0.05 par value (including the associated Common Stock Purchase Rights), and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

             (v) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

   Section 3.     Administration

             The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as "disinterested persons" under Rule 16b-3. Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan;
   (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee;
   (v) determine whether, to what extent and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

   Section 4.     Shares Available for Award

             (a)  Shares Available.  Subject to adjustment as provided in
   Section 4(b):

                  (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 250,000, subject to the limitations set forth in Section 6(c)(i).

                  (ii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

                  (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

             (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

   Section 5.     Eligibility

             Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee.

   Section 6.     Awards

             (a) Option Awards. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

                  (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                  (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of seven years from the date of its grant.

                  (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

                  (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

             (b)  Stock Appreciation Right Awards.  The Committee is hereby
   authorized to grant Stock Appreciation Rights to Key Employees.   Subject
   to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

             (c)  Restricted Stock Awards.

                  (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 25,000 Shares (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof) of the total number of Shares available for Awards under Section 4(a)(i).

                  (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.

                  (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

                  (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

                  (v) Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

             (d)  Performance Share Awards.

                  (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees.

                  (ii) Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

                  (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

                  (iv) Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

                  (v) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

             (e)  General.

                  (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee.

                  (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

                  (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

                  (v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participating Key Employee otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

                  (vii) Rule 16b-3 Six-Month Limitations. To the extent required in order to comply with Rule 16b-3 only, any equity security offered pursuant to the Plan may not be sold for at least six months after acquisition, except in the case of death or disability, and any derivative security issued pursuant to the Plan shall not be exercisable for at least six months, except in case of death or disability of the holder thereof. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings, if any, assigned or attributed to them under Rule 16b-3.

                  (viii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, Nasdaq Stock Market or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee to represent to the Company in writing that such Participating Key Employee, or other Person is acquiring the Shares without a view to the distribution thereof.

   Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

             (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the quotation or listing requirements of the Nasdaq National Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             (b) Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

   Section 8.     General Provisions

             (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

             (b) Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee; provided, however, that the Participating Key Employee may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

             (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

             (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

             (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participating Key Employee or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

             (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

             (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

             (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

             (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

   Section 9.     Effective Date of the Plan

             The Plan shall be effective as of January 30, 1995 subject to shareholder approval of the Plan within 12 months following the date of adoption of the Plan by the Board of Directors, and all Awards granted under the Plan prior to the date of shareholder approval shall be subject to such approval and the effective date of such Award grants shall be deemed to be the date of such shareholder approval.

   Section 10.  Term of the Plan

             No Award shall be granted under the Plan following the fifth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

                           SCHULTZ SAV-O STORES, INC.
               1995 ANNUAL MEETING OF SHAREHOLDERS - MAY 10, 1995
                                    P R O X Y


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IMMEDIATELY USING THE ENCLOSED ENVELOPE

   PLEASE DO NOT FOLD

   The undersigned hereby appoints James H. Dickelman and John H. Dahly, and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of Common Stock of Schultz Sav-O Stores, Inc. held of record by the undersigned on March 22, 1995 at the 1995 annual meeting of shareholders scheduled to be held on May 10, 1995 and any adjournment thereof.

   1.   Election of Directors.

    [_]  FOR all nominees      [_]  WITHHOLD AUTHORITY to
         listed below (except       vote for all nominees
         as marked to the           listed below.
         contrary below).

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

             JAMES H. DICKELMAN, THOMAS H. FOX AND BERNARD S. KUBALE

   (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


   __________________________________________________________________________
                           (continued on reverse side)

                          (continued from reverse side)

   2.   Approval of the Schultz Sav-O-Stores, Inc. 1995 Equity Incentive Plan

                  [_]  FOR       [_]  AGAINST        [_]  ABSTAIN

   3. Ratification of Arthur Andersen LLP as the Company's 1995 independent auditors.

                  [_]  FOR       [_]  AGAINST        [_]  ABSTAIN

   4. In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.


   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the three specified director nominees, FOR approval of the Schultz Sav-O-Stores, Inc. 1995 Equity Incentive Plan, FOR the ratification of Arthur Andersen LLP as the Company's 1995 independent auditors, and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.


   Dated:  _________________________, 1995



                                 ____________________________________________
                                 Signature(s) of Shareholder(s)

                                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                 HEREON.  When shares are held by joint
                                 tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.